EXHIBIT 23.11


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-98684 of WTC Industries, Inc. on Form S-8 of our report dated March 6, 1998, appearing in this Annual Report on Form 10-KSB/A of WTC Industries, Inc. for the year ended December 31, 1997.



Deloitte & Touche LLP


Minneapolis, Minnesota
April 13, 1999